UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

May 24, 2010	May 18, 2010
Date of Report	(Date of earliest event reported)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Forward–Looking Statements

This report regarding the company’s business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend,” “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The number one risk of the Company is its ability to attract fresh and continued capital to execute its comprehensive business strategy. There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s inability to maintain working capital requirements to fund future operations or the Company’s inability to attract and retain highly qualified management, technical and sales personnel,  and the other factors identified by us from time to time in the Company’s filings with the SEC. However, the risks included should not be assumed to be the only things that could affect future performance. We may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligation to update any forward-looking statements.

Item 1.01              Entry into a Material Definitive Agreement.

Item 3.02              Unregistered Sales of Equity Securities

On May 19, 2010 the Company entered into subscription agreements with each of thirty-six (36) accredited investors, including one investor who is also a director of the Company. Under these subscription agreements the Company issued an aggregate of 14,285,729 shares of common stock and five-year warrants to purchase 7,142,864 shares of common stock, in consideration of an aggregate of $2,000,000 (including $250,000 paid by the director by his conversion of $250,000 in outstanding indebtedness of the Company to the director). One-half of the warrants are exercisable at $0.175 per share (which is equal to 125% of the $.14 per share offering price of the common stock) and the balance of the warrants are exercisable at $0.21 per share (which is equal to 150% of the $.14 per share offering price of the common stock).

.

The Company paid Aegis Capital Corp., for its services as placement agent, an 8% commission, a 2% finance fee and a 2% non-accountable expense allowance, in the aggregate amount of $240,000. In addition, we issued the placement agent five year warrants to purchase 1,428,573 shares of common stock, exercisable at $0.175 per share (which is equal to 125% of the $.14 per share offering price of the common stock).

The proceeds of these sales will be used primarily for general corporate purposes. The Form of Subscription Agreement and the Form of Common Stock Purchase Warrant issued in this transaction are filed as Exhibits 10.1 and 10.2 to this report.

Each of the investors represented that it was an “accredited investor” and was acquiring the securities for its own account, for investment purposes only and acknowledged that the securities were not registered under Federal or State securities laws and that the securities could not be transferred or disposed of absent such registration or the availability of an applicable exemption from registration. In addition, each certificate evidencing the securities bears or will bear a legend describing the restrictions on transferability under applicable law. No general solicitation or advertising was used in connection with this offering. The securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations there under including Rule 506 of Regulation D.

Item 2.02           Results of Operations and Financial Condition.

Item 7.01           Regulation FD Disclosure.

On May 18, 2010, the “Company” issued a press release entitled “Fusion Reports First Quarter 2010 Results”, relating to its financial results for its fiscal quarter ended March 31, 2010.

The press release attached as Exhibit 99.1 to this report is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Fusion under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Subscription Agreement
10.2	Form of Common Stock Purchase Warrant
99.1	Press Release issued by Fusion Telecommunications International Inc., dated May 18, 2010 entitled “Fusion Reports First Quarter 2010 Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
May 24, 2010	as President, Chief Operating Officer and Acting Chief Financial Officer

INDEX TO EXHIBITS

10.1	Form of Subscription Agreement
10.2	Form of Common Stock Purchase Warrant
99.1	Press Release issued by Fusion Telecommunications International Inc., dated May 18, 2010 entitled “Fusion Reports First Quarter 2010 Results.”